UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 28, 2013

Landmark Apartment Trust of America, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-52612	20-3975609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4901 Dickens Road, Suite 101 Richmond, Virginia	23230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 237-1335

Former name or former address, if changed since last report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Agreement.

On June 28, 2013, Landmark Apartment Trust of America, Inc. (the “Company”) and Landmark Apartment Trust of America Holdings, LP, the Company’s operating partnership (the “Operating Partnership”), entered into a series of definitive agreements which collectively set forth the terms and conditions pursuant to which the Company agreed to:

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issue and sell for cash to iStar Apartment Holdings LLC (“iStar”), a Delaware limited liability company and an affiliate of iStar Financial Inc., and BREDS II Q Landmark LLC (“BREDS,” and together with iStar, the “Investors”), a Delaware limited liability company, an aggregate of up to $219 million in shares of the Company’s 8.75% Series D Cumulative Non-Convertible Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”), a new series of the Company’s preferred stock; and

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expand the size of the Company’s Board of Directors (the “Board”) from nine members to ten members by adding one new director, effective as of June 28, 2013, who will serve as the designated representative of iStar (the “iStar Director”), and potentially up to 11 members by adding one additional new director on June 28, 2014 (or earlier under certain circumstances as described in the Corporate Governance Agreement, as defined below) who will serve as the designated representative of BREDS (the “BREDS Director”).

The proceeds from the sale of the Series D Preferred Stock have been or will be used by the Company primarily to (i) redeem all of the Company’s previously outstanding preferred equity securities, including the 9.75% Series A Cumulative Non-Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), and the 9.75% Series B Cumulative Non-Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), and (ii) acquire and renovate additional multi-family properties.

Set forth below are summary descriptions of each of the material agreements entered into by the Company and the Operating Partnership with respect to the foregoing transactions. The summary descriptions appearing below are qualified in their entirety by the actual terms of the agreements, copies of which are filed as exhibits to this Current Report on Form 8-K.

Securities Purchase Agreement Relating to the Series D Preferred Stock

On June 28, 2013, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the Investors, pursuant to which the Company issued and sold, and iStar purchased, for cash, 6,572,200 shares of Series D Preferred Stock, at a price of $10.00 per share, for an aggregate of $65,722,000, and BREDS purchased, for cash, 3,286,100 shares of Series D Preferred Stock, at a price of $10.00 per share, for an aggregate of $32,861,000. In addition, during a period of up to six months and subject to certain conditions, the Company can require the Investors to purchase, on the same pro rata basis as their initial purchase of shares of Series D Preferred Stock, up to an aggregate of 12,041,700 additional shares of Series D Preferred Stock for cash at a price of $10.00 per share, for an aggregate of $120,417,000. The Securities Purchase Agreement contains customary representations, warranties and covenants of the parties thereto. For additional information regarding the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the Series D Preferred Stock, see Item 3.03 and Item 5.03 of this Current Report on Form 8-K.

The initial closing of the issuance and sale of the Series D Preferred Stock took place on June 28, 2013, simultaneously with the execution and delivery of the Securities Purchase Agreement, and the execution and delivery of the Corporate Governance Agreement and the Pledge Agreement (both as defined below).

The foregoing summary description of the material terms of the Securities Purchase Agreement is qualified in its entirety by the actual terms of the Securities Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Pledge Agreement

In connection with the issuance of the Series D Preferred Stock, the Operating Partnership established a new series of preferred partnership units in the Operating Partnership, the 8.75% Series D Cumulative Non-Convertible Preferred Partnership Units (the “Series D Preferred Units”), that mirror the rights and preferences of the Series D Preferred Stock, the terms of which are described below under “Amendment to Agreement of Limited Partnership.”

On June 28, 2013, the Company and the Operating Partnership entered into a Pledge Agreement (the “Pledge Agreement”) with the Investors, pursuant to which the Company pledged to the Investors the Series D Preferred Units held, or to be acquired, by the Company. Under the terms of the Pledge Agreement, upon the occurrence of certain events related to the Company’s failure to redeem the Series D Preferred Stock pursuant to its terms or the Company’s failure to maintain its REIT status, or certain other events as described in the Pledge Agreement, each of the Investors may notify the Company that it is enforcing its security interest provided for in the Pledge Agreement with respect to the Series D Preferred Units and the Company will immediately thereafter cause the number of Series D Preferred Units equivalent to the number of shares of Series D Preferred Stock owned by such Investor to be transferred to or registered in the name of the Investor (or one of its affiliates or nominees) and redeem such Investor’s shares of Series D Preferred Stock.

The foregoing summary description of the material terms of the Pledge Agreement is qualified in its entirety by the actual terms of the Pledge Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Corporate Governance Agreement

The Company has entered into an Amended and Restated Corporate Governance Agreement (the “Corporate Governance Agreement”) with Elco Landmark Residential Holdings LLC, a Delaware limited liability company (“EL”), 2335887 Limited Partnership, an Ontario limited partnership (“OPT”), DK Landmark, LLC, a Florida limited liability company (“DB”), iStar and BREDS, and, solely in their capacity as holders of Capital Stock (as defined in the Corporate Governance Agreement) of the Company, Joseph G. Lubeck and Edward M. Kobel, pursuant to which the size of the Board was increased from nine members to ten members, effective June 28, 2013, and the holders of the Series D Preferred Stock and the holders of the Series D Common Stock (as defined below) (if any), voting as a single class, are given the right to elect one director designated by a representative of iStar to serve as the iStar Director for an initial term expiring at the Company’s next annual meeting of stockholders. Effective June 28, 2013, Karl Frey will serve as the iStar Director for an initial term expiring at the Company’s next annual meeting of stockholders. In addition, upon the earlier of June 28, 2014, the resignation of, or failure to re-elect, any member of the Board, or an Event of Default (as defined in the Series D Preferred Articles Supplementary (as defined below)), the number of directors will be increased to 11 (or maintained at ten upon a failure to re-elect a member of the Board) and the holders of the Series D Preferred Stock and the holders of the Series D Common Stock (if any), voting as a single class, will have the right to elect one director designated by a representative of BREDS to serve as the BREDS Director for an initial term expiring at the Company’s next annual meeting of stockholders.

In addition, the Company agreed that EL will continue to have the right to designate two directors to serve on the Board (the “EL Directors”), OPT will continue to have the right to designate one director to serve on the Board (the “OPT Director”), DB will continue to have the right to designate one director to serve on the Board (the “DB Director”), and iStar, BREDS and EL will together designate one director to serve on the Board (the “Group Director”), subject to certain ownership requirements as specified below.

Pursuant to the Corporate Governance Agreement, the following individuals will continue their service as Board members, in the positions noted below:

•	Stanley J. Olander, Jr., Andrea R. Biller, Glenn W. Bunting, Jr. and Robert A. Gary, IV (the “LATA Directors”) will continue to serve on the Board;

•	Robert A. S. Douglas will continue to serve as the OPT Director;

•	Edward M. Kobel will continue to serve as the DB Director;

•	Joseph G. Lubeck and Michael Salkind will continue to serve as the EL Directors; and

•	Ronald D. Gaither will continue to serve as the Group Director.

EL will only have the right to participate in the designation of the Group Director if it is entitled to designate an EL Director under the Corporate Governance Agreement. If one or more of iStar, BREDS or EL fails, declines or waives its or their right to participate in the designation of the Group Director, the remaining party or parties will be entitled to designate the Group Director.

From and after June 28, 2013, the LATA Directors (other than Mr. Olander), the DB Director and the Group Director are required to be “independent directors,” with independence being determined in accordance with the applicable rules of the New York Stock Exchange. In addition, the iStar Director (from and after June 28, 2013) and the BREDS Director (upon his or her election to the Board) are required to be independent directors, except following the occurrence of an Event of Default. In general, the OPT Director is not required to be an independent director in accordance with such standards.

If at any time the Board determines that any LATA Director (other than Mr. Olander), the DB Director or the Group Director does not qualify as an independent director, or if at any time, other than following an Event of Default, the Board determines that the iStar Director or the BREDS Director does not qualify as an independent director, the Company must give prompt written notice to the parties of such determination and the party or parties who had previously designated the director must designate a replacement director.

The Company will nominate each of the OPT Director, the DB Director, the EL Directors and the Group Director (or any replacement director) for election or re-election to the Board at each subsequent annual meeting of the Company’s stockholders, and the Company and each other party to the Corporate Governance Agreement (excluding OPT) have agreed not to take any action that would interfere with the election or re-election of such persons to the Board. In addition, the Company and the other parties to the Corporate Governance Agreement (excluding OPT) have agreed to take all actions necessary to cause, and not to take any action that interferes with, the election or re-election of each person designated by the representatives of iStar and BREDS to be elected by the holders of Series D Preferred Stock to serve as a director pursuant to the Series D Preferred Articles Supplementary. In general and subject to certain exceptions related to the election of the BREDS Director, if at any time a vacancy occurs with respect to the directorship of the iStar Director, the BREDS Director, the OPT Director, the DB Director, either of the EL Directors or the Group Director, the Company agrees to cause a replacement director, designated by the party or parties who had the right to designate the director who has vacated his or her directorship, to be appointed to fill such vacancy promptly following his or her designation by such party or parties.

The iStar Director and the BREDS Director (collectively, the “Preferred Stock Directors”) are each entitled to one vote per director on any matter properly voted on by the Board or any committee thereof; provided, however, that upon the occurrence of an Event of Default, until the holders of Series D Preferred Stock have received, in cash, in full, the Redemption Price (as defined below), the Preferred Stock Directors will each be entitled to five votes per director on any matter properly voted on by the Board or any committee thereof, subject to certain limitations. Upon the redemption of all issued and outstanding shares of the Series D Preferred Stock, the right of the Preferred Stock Directors to cast five votes on any matter properly presented to the Board or any committee thereof will cease and the Preferred Stock Directors will again be entitled to one vote per director.

iStar’s and BREDS’s respective rights, undertakings and obligations under the Corporate Governance Agreement will survive indefinitely (including after consummation of the Company’s first underwritten public offering (the “IPO”) of shares of common stock registered under the Securities Act of 1933, as amended (the “Securities Act”) until all shares of Series D Preferred Stock and Series D Common Stock, if any, have been redeemed by the Company and all Series D Preferred Units will have been redeemed by the Operating Partnership.

The obligations of the Company under the Corporate Governance Agreement to nominate an OPT Director, or to appoint a replacement thereto, and to appoint such OPT Director to serve on the Board’s audit committee, compensation committee and nominating and corporate governance committee (the “Committees”), will apply if OPT and any entity in which OPT holds directly or indirectly at least 40% of the equity interests or shares directly or indirectly own an aggregate of at least 1,000,000 shares of the Company’s common stock (assuming the conversion of each interest in the Operating Partnership (“Common Unit”) owned directly or indirectly by OPT and/or any entity in which OPT holds directly or indirectly at least 40% of the equity interests or shares into one share of common stock and the full exercise of any outstanding and unexpired warrants to purchase shares of common stock owned directly or indirectly by OPT and/or any entity in which OPT holds directly or indirectly at least 40% of the equity interests or shares whether or not then exercisable), except for a period not exceeding 30 consecutive days during any 12-month period beginning after June 28, 2013 and ending on the date that is 120 days prior to the first anniversary of the date on which the Company’s immediately preceding annual meeting of stockholders was held.

The obligations of the Company under the Corporate Governance Agreement to nominate a DB Director, or to appoint a replacement thereto, and to appoint such DB Director to serve on the Committees, will apply if DB and its affiliates directly or indirectly own an aggregate of at least 500,000 shares of the Company’s common stock (assuming the conversion of each Common Unit owned directly or indirectly by DB and/or its affiliates into one share of common stock and the full exercise of any outstanding and unexpired warrants to purchase shares of common stock owned directly or indirectly by DB and its affiliates whether or not then exercisable), except for a period not exceeding 30 consecutive days during any 12-month period beginning after June 28, 2013 and ending on the date that is 120 days prior to the first anniversary of the date on which the Company’s immediately preceding annual meeting of stockholders was held.

The obligations of the Company under the Corporate Governance Agreement with respect to the nomination of EL Directors, or the appointment of replacements thereto, and EL’s right to participate in the designation of the Group Director, are subject to the following provisions:

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If, for more than 30 consecutive days during any 12-month period beginning after June 28, 2013 and ending on the date that is 120 days prior to the first anniversary of the date on which the Company’s immediately preceding annual meeting of stockholders was held:

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EL and its affiliates cease to own, directly or indirectly, an aggregate of at least 3,680,000 shares of common stock (assuming the conversion of each Common Unit owned directly or indirectly by EL and its affiliates into one share of common stock and the full exercise of any outstanding and unexpired warrants to purchase shares of common stock owned directly or indirectly by EL and its affiliates whether or not then exercisable), then the obligations of the Company with respect to the nomination of EL Directors, or the appointment of their replacements, will only apply with respect to one EL Director and will be terminated with respect to the second EL Director.

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EL and its affiliates cease to own, directly or indirectly, an aggregate of at least 2,450,000 shares of common stock (assuming the conversion of each Common Unit owned directly or indirectly by EL and its affiliates into one share of common stock and the full exercise of any outstanding and unexpired warrants to purchase shares of common stock owned directly or indirectly by EL and its affiliates whether or not then exercisable), then the obligations of the Company with respect to the nomination of EL Directors, or the appointment of their replacements, will be terminated with respect to the first EL Director.

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EL and its affiliates cease to own, directly or indirectly, an aggregate of at least 1,225,000 shares of common stock (assuming the conversion of each Common Unit owned directly or indirectly by EL and its affiliates into one share of common stock and the full exercise of any outstanding and unexpired warrants to purchase shares of common stock owned directly or indirectly by EL and its affiliates whether or not then exercisable), then the right of EL to participate in the designation of the Group Director will be terminated.

Under certain limited circumstances described in the Corporate Governance Agreement, EL will have the right to designate the OPT Director or the DB Director if OPT or DB, respectively, has failed to designate such director for nomination or, in the event of a vacancy in the position of the OPT Director or the DB Director, such director’s replacement.

The Company and the other parties to the Corporate Governance Agreement have agreed to take all necessary actions to increase the number of directors on the Committees to permit the iStar Director to be appointed to each such Committee. In addition, the Company and the other Parties have agreed to take all necessary actions to cause (i) a LATA Director (other than Stanley J. Olander, Jr.), the OPT Director, the DB Director and the Group Director, for so long as such director qualifies as independent and is willing to serve as a member of a Committee, to be appointed and re-appointed to serve on each of the Committees, and (ii) the iStar Director and the BREDS Director (at such time that holders of Series D Preferred Stock elect a BREDS Director), for so long as they are each willing to serve as a member of a Committee and, for so long as no Event of Default has occurred, they each qualify as an independent director, to be appointed and re-appointed to serve on each of the Committees.

The parties to the Corporate Governance Agreement agreed to take all corporate and other actions necessary to cause Mr. Lubeck to be elected as the Company’s Executive Chairman of the Board.

From and after June 28, 2013, each of DB, EL, iStar, BREDS and Messrs. Lubeck and Kobel has agreed to vote all shares of Capital Stock directly or indirectly owned by it or him and entitled to vote in favor of the election or re-election, as the case may be, of the directors designated by EL. Further, each of DB, EL, iStar, BREDS and Messrs. Lubeck and Kobel has agreed not to take any action that interferes or would reasonably be expected to interfere with the election or re-election of the iStar Director or the BREDS Director.

In addition, each of DB and EL agreed to vote all shares of Capital Stock directly or indirectly owned by it and entitled to vote, in favor of any resolution or proposal recommended by the Board and submitted to a vote of stockholders of the Company with respect to any of the following matters:

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an acquisition of assets by the Company or the Operating Partnership, or by any direct or indirect subsidiary thereof, and the issuance of shares of Capital Stock by the Company or partnership units exchangeable for, or convertible into, shares of Capital Stock of the Company, with respect to such acquisition;

•	amendments to the Company’s charter or bylaws;

•	a merger or consolidation of the Company with or into another entity; or

•	a sale of assets by the Company or the Operating Partnership, or by any direct or indirect subsidiary thereof.

EL’s, OPT’s and DB’s respective rights, undertakings and obligations under the Corporate Governance Agreement will be deemed to have expired and be without any further force and effect upon consummation of the IPO, provided however, that notwithstanding the foregoing:

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the obligations of the Company to nominate the OPT Director for re-election to the Board will continue until and including the earlier of: (i) the second annual meeting of the Company’s stockholders following the IPO, and (ii) OPT and its affiliates ceasing to own directly or indirectly an aggregate of at least 1,000,000 shares of common stock (assuming the conversion of Common Units and the full exercise of warrants described above) for more than 30 consecutive days during any 12-month period beginning after June 28, 2013 and ending on the date that is 120 days prior to the first anniversary of the date on which the Company’s immediately preceding annual meeting of stockholders was held;

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the obligations of the Company to nominate the DB Director for re-election to the Board will continue until and including the earlier of (i) the second annual meeting of the Company’s stockholders following the IPO, and (ii) DB and its affiliates ceasing to own directly or indirectly an aggregate of at least 500,000 shares of common stock (assuming the conversion of Common Units and the full exercise of warrants described above) for more than 30 consecutive days during any 12-month period beginning after June 28, 2013 and ending on the date that is 120 days prior to the first anniversary of the date on which the Company’s immediately preceding annual meeting of stockholders was held; and

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the obligations of the Company to nominate (i) two EL Directors will continue until EL and its affiliates cease to own, directly or indirectly, an aggregate of at least 3,680,000 shares of common stock (assuming the conversion of Common Units and the full exercise of the warrants described above), and (ii) one EL Director will continue until EL and its affiliates cease to own, directly or indirectly, an aggregate of at least 2,450,000 shares of common stock (assuming the conversion of Common Units and the full exercise of the warrants as described above), in either case, for more than 30 consecutive days during any 12-month period beginning after June 28, 2013 and ending on the date that is 120 days prior to the first anniversary of the date on which the Company’s immediately preceding annual meeting of stockholders was held.

Consistent with the terms of the Series D Preferred Articles Supplementary, the Company must obtain the prior written consent of both a representative of iStar and a representative of BREDS before taking certain actions (or refraining from taking certain actions), subject to certain limited exceptions. The Company is further restricted from taking certain additional actions upon the occurrence of an Optional Redemption Event (as defined in the Series D Preferred Articles Supplementary) until such time that the Series D Preferred Stock has been redeemed in full, unless the restriction is waived in writing by both a representative of iStar and a representative of BREDS.

The Corporate Governance Agreement also contains substantially similar provisions as the Series D Preferred Articles Supplementary with respect to the exercise of the Exchange Right (as defined below) as further described under Item 3.03 herein and the priority of distributions with respect to the Series D Preferred Stock over the Common Stock.

The foregoing summary description of the material terms of the Corporate Governance Agreement is qualified in its entirety by the actual terms of the Corporate Governance Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendments to Agreement of Limited Partnership

On June 28, 2013, in connection with the initial closing of the transactions contemplated by the Securities Purchase Agreement, the Company, as the general partner of the Operating Partnership, executed an amendment to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, pursuant to which a new series of preferred partnership units, the Series D Preferred Units, were established that mirror the rights and preferences of the Series D Preferred Stock, the terms of which are described below. At the initial closing of the transactions contemplated by the Securities Purchase Agreement, the Company contributed the proceeds from the sale of the Series D Preferred Stock to the Operating Partnership in exchange for 9,858,300 Series D Preferred Units. The preceding description is qualified in its entirety by reference to the Fourth Amendment to the Agreement of Limited Partnership of the Operating Partnership, a copy of which is attached hereto as Exhibit 3.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment to Credit Agreement

On June 28, 2013, in connection with the initial closing of the transactions contemplated by the Securities Purchase Agreement, the Company, through the Operating Partnership as the borrower, entered into the Second Amendment to the Credit Agreement with Bank of America, N.A. and certain other lenders (the “Amendment to the Credit Agreement”) to (i) permit the issuance of the Series D Preferred Stock and the other transactions contemplated by the definitive agreements described in this Current Report on Form 8-K, (ii) amend the applicable margin to increase the rate of interest if the Company does not meet certain leverage and fixed charge coverage financial covenants and (iii) amend the corresponding financial covenants.

The foregoing summary description of the material terms of the Amendment to the Credit Agreement is qualified in its entirety by the actual terms of the Amendment to the Credit Agreement, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities

The information set forth above under Item 1.01 regarding the unregistered sale by the Company of the Series D Preferred Stock pursuant to the Securities Purchase Agreement is incorporated by reference herein. The shares of Series D Preferred Stock were issued and sold by the Company to the Investors in a private placement pursuant to Section 4(2) under the Securities Act and Regulation D promulgated thereunder.

Item 3.03	Material Modification of the Rights of Security Holders.

On June 28, 2013, the Company filed Articles Supplementary (the “Series D Preferred Articles Supplementary”) with the Maryland State Department of Assessments and Taxation (the “SDAT”) classifying and designating 21,900,000 shares of the Company’s authorized but unissued shares of preferred stock as Series D Preferred Stock. The Series D Preferred Stock ranks senior to the Company’s common stock with respect to dividend rights, redemption rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

The Series D Preferred Stock has a liquidation preference of $10.00 per share and entitles the holders to (i) cumulative cash dividends calculated at the Look-Back Rate (as defined below) on the $10.00 per share liquidation preference (the “PIK Dividend”) and (ii) cumulative cash dividends calculated at the Preferred Distribution Rate (as defined below) on the $10.00 per share liquidation preference (the “Current Dividend”). Notwithstanding anything else to the contrary, the PIK Dividend will be reduced by the amount of any Current Dividend with such Current Dividend first offsetting the current portion of the PIK Dividend and then offsetting any accrued and unpaid portion of the PIK Dividend. The Company’s failure to pay in full, in cash, any Current Dividend on any applicable payment date will constitute an Event of Default; provided, however, that, notwithstanding anything else to the contrary, it will not be an Event of Default if the Company elects not to pay the excess of the PIK Dividend over the Current Dividend on any applicable payment date. “Look-Back Rate” means 14.5% per annum, compounded quarterly, which rate may be increased to 20.0% per annum, compounded quarterly, under certain circumstances described in the Series D Preferred Articles Supplementary. “Preferred Distribution Rate” means (i) 8.75% per annum, compounded monthly to, but excluding, the date that is 21 months after the original issuance of the Series D Preferred Stock, and (ii) from and after such date, 11.0% per annum, compounded monthly, which rate may be increased to up to 20.0% per annum, compounded monthly, under certain circumstances described in the Series D Preferred Articles Supplementary. Furthermore, the Company is restricted, subject to certain exceptions, from declaring or paying any distributions (or setting aside any funds for the payment of distributions) on its common stock or redeeming, repurchasing or otherwise acquiring shares of its common stock, in either case, unless full cumulative dividends on the Series D Preferred Stock have been or contemporaneously are declared and paid in full in cash for all past dividend periods.

In addition to other preferential rights upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, each holder of Series D Preferred Stock is entitled to receive liquidating distributions in cash in an amount of the Redemption Price (as defined below), before any distribution or payment is made to the holders of the Company’s common stock upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

Prior to taking certain actions (or refraining from taking certain actions), the Company must obtain the prior written consent of both a representative of iStar and a representative of BREDS, subject to certain limited exceptions.

Under the terms of the Series D Preferred Articles Supplementary, on June 28, 2016 (the “Mandatory Redemption Date”), the Company is required to redeem all outstanding shares of Series D Preferred Stock for a cash payment to the holders thereof in an amount per share equal to the Redemption Price (as defined below) calculated as of the redemption date. “Redemption Price” means, with respect to each share, an amount equal to the (i) $10.00 liquidation preference, (ii) plus an amount equal to all accrued and unpaid dividends with respect to such share (whether or not authorized or declared), (iii) plus, as applicable, the Make-Whole Payment and the Per Share Unfunded True-Up Amount (each as defined in the Series D Preferred Articles Supplementary) and interest on the Per Share Unfunded True-Up Amount at a rate of 20.0% per annum, compounded quarterly and accruing from the date the Company was obligated to redeem such shares but failed to do so. Subject to certain terms and conditions, including the payment of an Extension Dividend (as defined in the Series D Preferred Articles Supplementary), the Company may extend the Mandatory Redemption Date by 12 months to June 28, 2017. Following the proper extension of the Mandatory Redemption Date to June 28, 2017, subject to certain terms and conditions, including the payment of an Extension Dividend, the Company may further extend the Mandatory Redemption Date by an additional 12 months to June 28, 2018; provided, that the Company delivers a written asset resolution plan to the holders of the Series D Preferred Stock which will provide for the disposition of the Designated Assets (as defined in the Series D Preferred Articles Supplementary) resulting in proceeds sufficient to fully redeem all outstanding shares of Series D Preferred Stock for the Redemption Price before the new redemption date. Following the proper extension of the Mandatory Redemption Date to June 28, 2018, subject to certain terms and conditions, including the payment of an Extension Dividend, the Company may further extend the Mandatory Redemption Date by an additional six months to December 28, 2018; provided, that the Company delivers a revised written asset resolution plan to the holders of the Series D Preferred Stock which will provide for the disposition of the Designated Assets resulting in proceeds sufficient to fully redeem all outstanding shares of Series D Preferred Stock for the Redemption Price before the new redemption date. Failure to redeem the Series D Preferred Stock by any Mandatory Redemption Date (as extended) will trigger increases in the Preferred Distribution Rate and the Look-Back Rate described above. In addition, if shares of Series D Preferred Stock remain outstanding on June 28, 2018, for a period beginning on such date and ending upon the redemption of all shares of Series D Preferred Stock, iStar and BREDS will jointly have approval rights over all major decisions of the Company, with certain limited exceptions.

Further, if (i) the Company fails to redeem all shares of Series D Preferred Stock after a Mandatory Redemption Date, (ii) the Company notifies the holders of the Series D Preferred Stock that it no longer intends to qualify as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), or it has been determined that the Company is likely to fail to qualify, or does not qualify, as a REIT under the Code, or (iii) the Company’s counsel fails to timely deliver a favorable opinion required by the Series D Preferred Articles Supplementary, each Investor may exercise its right (the “Exchange Right”) to foreclose upon the pledge of the Series D Preferred Units pursuant to the Pledge Agreement, and to cause the Company to redeem each share of such Investor’s outstanding Series D Preferred Stock (the “Exchange Shares”) for (x) one Series D Preferred Unit and (y) a number of shares of a new series of common stock of the Company, par value $0.01 per share (the “Series D Common Stock”) equal to the quotient obtained by dividing (x) the number of Exchange Shares divided by 10,000 and (y) the number of Exchange Shares.

On June 28, 2013, the Company filed Articles Supplementary (the “Series D Common Articles Supplementary”) with the SDAT classifying and designating 21,900 shares of the Company’s authorized but unissued shares of common stock as Series D Common Stock, which will only be issued in connection with the exercise of the Exchange Right, as described above. All of the shares of Series D Common Stock held by a holder thereof will be automatically redeemed by the Company for a price of $0.01 per share, payable in cash, upon any redemption, or any repurchase by the Company or the Operating Partnership, of the Series D Preferred Units held by such holder. Holders of shares of Series D Common Stock will not have any right to receive dividends from the Company.

Holders of the Series D Preferred Stock and the Series D Common Stock will vote together as a single class for the election of the iStar Director and, if applicable, the BREDS Director, and on certain other matters with respect to which voting rights have been conferred upon them. In addition, subject to certain limitations, holders of the Series D Common Stock will vote together as a single class with the holders of the Company’s common stock on any matter presented to the common stockholders for their action or consideration at any meeting of stockholders or, to the extent permitted, by written consent in lieu of meeting.

The foregoing description of the Series D Preferred Stock, the Series D Common Stock, the Series D Preferred Articles Supplementary and the Series D Common Articles Supplementary is a summary and, as such, does not purport to be complete and is qualified in its entirety by reference to the Series D Preferred Articles Supplementary and the Series D Common Articles Supplementary, which are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Redemption of the Series A Preferred Stock and the Series B Preferred Stock

On June 28, 2013, the Company used part of the proceeds from the sale of the Series D Preferred Stock to redeem all issued and outstanding shares of the Series A Preferred Stock and the Series B Preferred Stock. Pursuant to the Waiver of Redemption Notice, dated as of June 28, 2013, executed by OPT as owner of all 5,000,000 issued and outstanding shares of Series A Preferred Stock, the Company redeemed the Series A Preferred Stock in full, for cash, in an aggregate amount of $56,213,710. Pursuant to the Redemption Agreement dated as of June 28, 2013 between the Company and DB, as owner of all 1,000,000 issued and outstanding shares of Series B Preferred Stock, the Company redeemed the Series B Preferred Stock, in full, for cash, in an aggregate amount of $11,242,742.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

Appointment of New Directors

As disclosed in Item 1.01 of this Current Report, effective as of June 28, 2013, Mr. Frey was appointed to the Board pursuant to the terms of the Corporate Governance Agreement, a summary description of the material terms of which appears in Item 1.01 of this Current Report and is incorporated by reference herein. Mr. Frey is an “independent director,” with independence being determined under the Company’s charter and bylaws and the applicable standards of the New York Stock Exchange. Committee assignments for Mr. Frey have not yet been determined by the Board.

Mr. Frey serves as an Executive Vice President of iStar Land Company and has more than 30 years of real estate investment experience. He has been responsible for real estate finance, investment and development of commercial projects for institutional investors and owners including MetLife, AIG, Prudential (PruExpress), The Home Depot, Insignia and Starwood Capital. Mr. Frey is a Council Member of the Urban Land Institute and graduated from MIT in 1983 after attending on a full Navy/Marine Corps Scholarship.

Mr. Frey will participate in the Company’s director compensation program, the terms of which are described in the Company’s Definitive Proxy Materials on Schedule 14A for the Company’s annual meeting of stockholders held on June 5, 2013.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 28, 2013, the Company filed the Series D Preferred Articles Supplementary with the SDAT classifying and designating 21,900,000 shares of the Company’s authorized but unissued shares of preferred stock as Series D Preferred Stock. The Series D Preferred Articles Supplementary became effective on June 28, 2013. The information about the Series D Preferred Articles Supplementary under Item 3.03 of this Current Report on Form 8-K, including the summary description of the powers, preferences and privileges of the Series D Preferred Stock, is incorporated herein by reference. A copy of the Series D Preferred Articles Supplementary establishing the Series D Preferred Stock is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On June 28, 2013, the Company also filed the Series D Common Articles Supplementary with the SDAT classifying and designating 21,900 shares of the Company’s authorized but unissued shares of common stock as Series D Common Stock, which will only be issued in connection with the exercise of the Exchange Right, as described in Item 3.03 above. The Series D Common Articles Supplementary became effective on June 28, 2013. The information about the Series D Common Articles Supplementary under Item 3.03 of this Current Report on Form 8-K, including the summary description of the powers, preferences and privileges of the Series D Common Stock, is incorporated herein by reference. A copy of the Series D Common Articles Supplementary establishing the Series D Common Stock is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

In addition, on June 28, 2013, the Board amended and restated the Company’s bylaws to (i) modify certain voting standards applicable to actions taken by the Board of Directors, (ii) modify certain procedures applicable to stockholder nominations for the Board of Directors, (iii) permit stockholders to act by written consent without a meeting, (iv) modify the permitted size of the Board of Directors, (v) modify the standard for certain information on which directors can rely, (vi) provide for the indemnification of directors and officers of the Company and (vii) incorporate certain other provisions from the Corporate Governance Agreement and Series D Preferred Articles Supplementary described elsewhere in this Current Report on Form 8-K. A copy of the amended and restated bylaws is filed as Exhibit 3.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

The Company’s statements contained in this Current Report on Form 8-K that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results may differ materially from those included in the forward-looking statements. The Company intends those forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and the Company is including this statement for purposes of complying with those safe-harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, intentions and expectations, are generally identifiable by use of the words “expect,” “project,” “may,” “will,” “should,” “could,” “would,” “intend,” “plan,” “propose,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain.

Item 9.01.	Exhibits and Financial Statements.

The agreements included as exhibits to this Current Report on Form 8-K are intended to provide information regarding their terms, and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this Current Report on Form 8-K and the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

d.	Exhibits:

Exhibit Number	Description

3.1	Articles Supplementary designating the 8.75% Series D Cumulative Non-Convertible Preferred Stock, par value $0.01 per share, of Landmark Apartment Trust of America, Inc.

3.2	Articles Supplementary designating the Series D Common Stock, par value $0.01 per share, of Landmark Apartment Trust of America, Inc.

3.3	Second Amended and Restated Bylaws of Landmark Apartment Trust of America, Inc.

3.4	Fourth Amendment to Agreement of Limited Partnership of Landmark Apartment Trust of America Holdings, LP.

10.1	Securities Purchase Agreement, dated as of June 28, 2013, by and among Landmark Apartment Trust of America, Inc., iStar Apartment Holdings LLC, and BREDS II Q Landmark LLC.

10.2	Pledge Agreement, dated as of June 28, 2013, by and between Landmark Apartment Trust of America, Inc., Landmark Apartment Trust of America Holdings, LP., iStar Apartment Holdings LLC, and BREDS II Q Landmark LLC.

10.3	Corporate Governance Agreement, dated as of June 28, 2013, by and among Landmark Apartment Trust of America, Inc., ELCO Landmark Residential Holdings LLC, 2335887 Limited Partnership, DK Landmark, LLC, iStar Apartment Holdings LLC, and BREDS II Q Landmark LLC.

10.4	Second Amendment, dated as of June 28, 2013, to the Credit Agreement dated as of March 7, 2013, among Landmark Apartment Trust of America Holdings, LP, as the borrower, Bank of America and the lenders and guarantors party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 5, 2013	Landmark Apartment Trust of America, Inc.

	By:	/s/ Stanley J. Olander, Jr.
	Name:	Stanley J. Olander, Jr.
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles Supplementary designating the 8.75% Series D Cumulative Non-Convertible Preferred Stock, par value $0.01 per share, of Landmark Apartment Trust of America, Inc.

3.2	Articles Supplementary designating the Series D Common Stock, par value $0.01 per share, of Landmark Apartment Trust of America, Inc.

3.3	Second Amended and Restated Bylaws of Landmark Apartment Trust of America, Inc.

3.4	Fourth Amendment to Agreement of Limited Partnership of Landmark Apartment Trust of America Holdings, LP.

10.1	Securities Purchase Agreement, dated as of June 28, 2013, by and among Landmark Apartment Trust of America, Inc., iStar Apartment Holdings LLC, and BREDS II Q Landmark LLC.

10.2	Pledge Agreement, dated as of June 28, 2013, by and between Landmark Apartment Trust of America, Inc., Landmark Apartment Trust of America Holdings, LP., iStar Apartment Holdings LLC, and BREDS II Q Landmark LLC.

10.3	Corporate Governance Agreement, dated as of June 28, 2013, by and among Landmark Apartment Trust of America, Inc., ELCO Landmark Residential Holdings LLC, 2335887 Limited Partnership, DK Landmark, LLC, iStar Apartment Holdings LLC, and BREDS II Q Landmark LLC.

10.4	Second Amendment, dated as of June 28, 2013, to the Credit Agreement dated as of March 7, 2013, among Landmark Apartment Trust of America Holdings, LP, as the borrower, Bank of America and the lenders and guarantors party thereto.